Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 17, 2018
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Second Quarter 2018 Net Income, an Increase of 38% Over Prior Year, and Year-to-Date Net Income of $171.6 million, an Increase of 39% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $89.6 million or $1.53 per diluted common share for the second quarter of 2018 compared to net income of $82.0 million or $1.40 per diluted common share for the first quarter of 2018 and $64.9 million or $1.11 per diluted common share for the second quarter of 2017. The Company recorded net income of $171.6 million or $2.93 per diluted common share for the first six months of 2018 compared to net income of $123.3 million or $2.11 per diluted common share for the same period of 2017.

Highlights of the Second Quarter of 2018 *:

•	Total assets increased by $1.0 billion from the prior quarter and now total $29.5 billion.

•	Total deposits increased $1.1 billion from the prior quarter to $24.4 billion with non-interest bearing deposit accounts comprising 27% of total deposits.

•	Total loans increased by $548 million from the prior quarter.

•	Non-performing loans as a percentage of total loans decreased to 0.37% from 0.41% at the end of the prior quarter.

•	Allowance for loan losses as a percentage of total non-performing loans remained strong, increasing to 172%.

•	Net charge-offs decreased to $1.1 million, or two basis points of average total loans for the period.

•	Provision for credit losses totaled $5.0 million in the second quarter compared to $8.3 million in the prior quarter.

•	Net interest margin increased seven basis points and net interest income increased $13.1 million over the prior quarter.

•	Return on average assets increased to 1.26% from 1.20% in the first quarter. Return on average common equity increased to 11.94% from 11.29% in the first quarter.

•
Mortgage banking revenue increased to $39.8 million, up $8.9 million over the first quarter of 2018 due to higher originations during the traditional spring purchase market and a full quarter's impact from the iFreedom Direct Corporation DBA Veterans First Mortgage ("Veterans First") acquisition, offset by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights.

•
Salaries and employee benefits increased $9.2 million from the most recent quarter due to a full quarter impact from the Veterans First acquisition as well as higher incentive compensation on variable pay based arrangements, commissions on mortgage originations and salaries due to the Company's growth.

•	Opened five new branches, including three locations in Illinois and two locations in Wisconsin.

* See "Supplemental Financial Measures/Ratios" on pages 11-12 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, "Wintrust reported net income of $89.6 million for the second quarter of 2018, the tenth consecutive quarter of record net income, and net income of $171.6 million for the first six months of 2018. These results were driven by strong loan and deposit growth and an increased net interest margin as we continue to benefit from rising interest rates. The second quarter of 2018 was also characterized by good credit quality metrics and increased mortgage banking revenue."

Mr. Wehmer continued, "We experienced strong loan growth within the commercial portfolio and premium finance receivables portfolios during the period. The commercial real estate portfolio remained relatively flat during the second quarter as elevated payoffs and paydowns offset new loan growth within the portfolio. We continue to take a measured approach in evaluating new commercial real estate loan opportunities due to supply and demand issues in the market place, pricing competition and easing of underwriting standards by some competitors. Overall, we grew our loan portfolio by $548 million during the second quarter of 2018. Our loan pipelines improved to the highest levels since the second quarter of 2017. The increased loan volume, continued improvement in net interest margin from rising interest rates and an additional day in the second quarter compared to the first quarter helped net interest income increase by $13.1 million in the second quarter of 2018. Deposit growth was strong in the second quarter of 2018 as deposits increased $1.1 billion and exceeded $24 billion as of the end of the quarter. Our deposit growth was primarily the result of growth in money market accounts and retail certificate of deposit accounts as active marketing campaigns began to take effect. Five branches added during the second quarter of 2018 contributed $134 million of retail deposit balances to this growth."

Commenting on credit quality, Mr. Wehmer noted, "During the second quarter of 2018, the Company continued its practice of addressing and resolving non-performing credits in a timely fashion. Net charge-offs totaled $1.1 million in the current quarter, decreasing $5.6 million from the first quarter of 2018. Additionally, net charge-offs as a percentage of average total loans decreased to two basis points from 13 basis points in the first quarter. Total non-performing assets decreased $7.5 million during the second quarter of 2018 resulting in non-performing assets as a percentage of total assets dropping from 0.44% to 0.40% during the period. Total non-performing loans decreased $6.4 million in the second quarter of 2018 and now total $83.3 million, or 0.37% of total loans. As a percentage of non-performing loans, the allowance for loan losses increased to 172% at the end of the second quarter of 2018 from 156% at the end of the first quarter of 2018. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, "Mortgage banking revenue in the second quarter of 2018 totaled $39.8 million, an increase of $8.9 million compared to the first quarter of 2018. Mortgage loan origination volumes in the second quarter of 2018 increased to $1.1 billion from $779 million in the first quarter of 2018 as a result of higher purchase originations during the traditional spring purchase market and a full quarter's impact from the Veterans First acquisition. The increase in mortgage banking revenue from higher originations was tempered by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights as interest rates increased less during the second quarter of 2018 when compared to the first quarter of 2018. Home purchases activity represented 80% of the volume for the second quarter of 2018 compared to 73% in the first quarter of 2018. Our mortgage pipeline remains relatively strong. With respect to production margin, we anticipate that it will decline slightly in the third quarter with stabilization in future periods. We continue to focus on efficiencies in our delivery channels and operating costs in our mortgage banking area."

Turning to the future, Mr. Wehmer stated, "Our growth engine continued its momentum into the second quarter of 2018 and we expect that to continue for the second half of the year. Loan growth at the end of the second quarter of 2018 should add to this momentum as period-end loan balances exceeded the second quarter average balance by $327 million. Wintrust continues to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and continuing to increase shareholder value. As our growth engine continues its momentum, we expect continued organic growth while still focusing on expense control. We remain well-positioned for a rising interest rate environment in the future, which, coupled with this loan growth, should continue to grow net interest income. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. To that end, the Company opened five new branches in the second quarter of 2018 and will continue to evaluate future locations in our market area including four expected branch openings in the third quarter of 2018. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the second quarter of 2018.

Wintrust’s key operating measures and growth rates for the second quarter of 2018, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp) change from 1st Quarter 2018		% or basis point (bp) change from 2nd Quarter 2017
	Three Months Ended
(Dollars in thousands)	June 30, 2018	March 31, 2018	June 30, 2017
Net income	$89,580	$81,981	$64,897	9%		38%
Net income per common share – diluted	$1.53	$1.40	$1.11	9%		38%
Net revenue (1)	$333,403	$310,761	$294,381	7%		13%
Net interest income	238,170	225,082	204,409	6%		17%
Net interest margin	3.61%	3.54%	3.41%	7	bp	20	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.56%	3.43%	7	bp	20	bp
Net overhead ratio (3)	1.57%	1.58%	1.44%	(1)	bp	13	bp
Return on average assets	1.26%	1.20%	1.00%	6	bp	26	bp
Return on average common equity	11.94%	11.29%	9.55%	65	bp	239	bp
Return on average tangible common equity (non-GAAP) (2)	14.72%	14.02%	12.02%	70	bp	270	bp
At end of period
Total assets	$29,464,588	$28,456,772	$26,929,265	14%		9%
Total loans, excluding covered loans	22,610,560	22,062,134	20,743,332	10%		9%
Total deposits	24,365,479	23,279,327	22,605,692	19%		8%
Total shareholders’ equity	3,106,871	3,031,250	2,839,458	10%		9%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Selected Financial Condition Data (at end of period):
Total assets	$29,464,588	$28,456,772	$26,929,265
Total loans, excluding covered loans	22,610,560	22,062,134	20,743,332
Total deposits	24,365,479	23,279,327	22,605,692
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	3,106,871	3,031,250	2,839,458
Selected Statements of Income Data:
Net interest income	$238,170	$225,082	$204,409	$463,252	$396,989
Net revenue (1)	333,403	310,761	294,381	644,164	555,726
Net income	89,580	81,981	64,897	171,561	123,275
Net income per common share – Basic	$1.55	$1.42	$1.15	$2.98	$2.20
Net income per common share – Diluted	$1.53	$1.40	$1.11	$2.93	$2.11
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.61%	3.54%	3.41%	3.58%	3.38%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.56%	3.43%	3.60%	3.41%
Non-interest income to average assets	1.34%	1.25%	1.39%	1.29%	1.25%
Non-interest expense to average assets	2.90%	2.83%	2.83%	2.87%	2.77%
Net overhead ratio (3)	1.57%	1.58%	1.44%	1.58%	1.52%
Return on average assets	1.26%	1.20%	1.00%	1.23%	0.97%
Return on average common equity	11.94%	11.29%	9.55%	11.62%	9.24%
Return on average tangible common equity (non-GAAP) (2)	14.72%	14.02%	12.02%	14.38%	11.74%
Average total assets	$28,567,579	$27,809,597	$26,050,949	$28,190,683	$25,632,004
Average total shareholders’ equity	3,064,154	2,995,592	2,800,905	3,030,062	2,771,768
Average loans to average deposits ratio (excluding covered loans)	95.5%	95.2%	94.1%	95.3%	93.3%
Period-end loans to deposits ratio (excluding covered loans)	92.8%	94.8%	91.8%
Common Share Data at end of period:
Market price per common share	$87.05	$86.05	$76.44
Book value per common share (2)	$52.94	$51.66	$48.73
Tangible common book value per share (2)	$43.50	$42.17	$39.40
Common shares outstanding	56,329,276	56,256,498	55,699,927
Other Data at end of period:(6)
Leverage Ratio (4)	9.4%	9.3%	9.2%
Tier 1 capital to risk-weighted assets (4)	10.0%	10.0%	9.8%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.5%	9.3%
Total capital to risk-weighted assets (4)	12.0%	12.0%	12.0%
Allowance for credit losses (5)	$144,645	$140,746	$131,296
Non-performing loans	83,282	89,690	69,050
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.63%
Non-performing loans to total loans	0.37%	0.41%	0.33%
Number of:
Bank subsidiaries	15	15	15
Banking offices	162	157	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	June 30, 2018	December 31, 2017	June 30, 2017
Assets
Cash and due from banks	$304,580	$277,534	$296,105
Federal funds sold and securities purchased under resale agreements	62	57	56
Interest bearing deposits with banks	1,221,407	1,063,242	1,011,635
Available-for-sale securities, at fair value	1,940,787	1,803,666	1,649,636
Held-to-maturity securities, at amortized cost	890,834	826,449	793,376
Trading account securities	862	995	1,987
Equity securities with readily determinable fair value	37,839	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	96,699	89,989	80,812
Brokerage customer receivables	16,649	26,431	23,281
Mortgage loans held-for-sale	455,712	313,592	382,837
Loans, net of unearned income, excluding covered loans	22,610,560	21,640,797	20,743,332
Covered loans	—	—	50,119
Total loans	22,610,560	21,640,797	20,793,451
Allowance for loan losses	(143,402)	(137,905)	(129,591)
Allowance for covered loan losses	—	—	(1,074)
Net loans	22,467,158	21,502,892	20,662,786
Premises and equipment, net	639,345	621,895	605,211
Lease investments, net	194,160	212,335	191,248
Accrued interest receivable and other assets	666,673	567,374	577,359
Trade date securities receivable	450	90,014	133,130
Goodwill	509,957	501,884	500,260
Other intangible assets	21,414	17,621	19,546
Total assets	$29,464,588	$27,915,970	$26,929,265
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,520,724	$6,792,497	$6,294,052
Interest bearing	17,844,755	16,390,850	16,311,640
Total deposits	24,365,479	23,183,347	22,605,692
Federal Home Loan Bank advances	667,000	559,663	318,270
Other borrowings	255,701	266,123	277,710
Subordinated notes	139,148	139,088	139,029
Junior subordinated debentures	253,566	253,566	253,566
Trade date securities payable	—	—	5,151
Accrued interest payable and other liabilities	676,823	537,244	490,389
Total liabilities	26,357,717	24,939,031	24,089,807
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000
Common stock	56,437	56,068	55,802
Surplus	1,547,511	1,529,035	1,511,080
Treasury stock	(5,355)	(4,986)	(4,884)
Retained earnings	1,464,494	1,313,657	1,198,997
Accumulated other comprehensive loss	(81,216)	(41,835)	(46,537)
Total shareholders’ equity	3,106,871	2,976,939	2,839,458
Total liabilities and shareholders’ equity	$29,464,588	$27,915,970	$26,929,265

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest income
Interest and fees on loans	255,063	234,994	209,289	490,057	406,205
Mortgage loans held-for-sale	4,226	2,818	3,420	7,044	5,818
Interest bearing deposits with banks	3,243	2,796	1,634	6,039	3,257
Federal funds sold and securities purchased under resale agreements	1	—	1	1	2
Investment securities	19,888	19,128	15,524	39,016	29,097
Trading account securities	4	14	4	18	15
Federal Home Loan Bank and Federal Reserve Bank stock	1,455	1,298	1,153	2,753	2,223
Brokerage customer receivables	167	157	156	324	323
Total interest income	284,047	261,205	231,181	545,252	446,940
Interest expense
Interest on deposits	35,293	26,549	18,471	61,842	34,741
Interest on Federal Home Loan Bank advances	4,263	3,639	2,933	7,902	4,523
Interest on other borrowings	1,698	1,699	1,149	3,397	2,288
Interest on subordinated notes	1,787	1,773	1,786	3,560	3,558
Interest on junior subordinated debentures	2,836	2,463	2,433	5,299	4,841
Total interest expense	45,877	36,123	26,772	82,000	49,951
Net interest income	238,170	225,082	204,409	463,252	396,989
Provision for credit losses	5,043	8,346	8,891	13,389	14,100
Net interest income after provision for credit losses	233,127	216,736	195,518	449,863	382,889
Non-interest income
Wealth management	22,617	22,986	19,905	45,603	40,053
Mortgage banking	39,834	30,960	35,939	70,794	57,877
Service charges on deposit accounts	9,151	8,857	8,696	18,008	16,961
Gains (losses) on investment securities, net	12	(351)	47	(339)	(8)
Fees from covered call options	669	1,597	890	2,266	1,649
Trading gains (losses), net	124	103	(420)	227	(740)
Operating lease income, net	8,746	9,691	6,805	18,437	12,587
Other	14,080	11,836	18,110	25,916	30,358
Total non-interest income	95,233	85,679	89,972	180,912	158,737
Non-interest expense
Salaries and employee benefits	121,675	112,436	106,502	234,111	205,818
Equipment	10,527	10,072	9,909	20,599	18,911
Operating lease equipment depreciation	6,940	6,533	5,662	13,473	10,298
Occupancy, net	13,663	13,767	12,586	27,430	25,687
Data processing	8,752	8,493	7,804	17,245	15,729
Advertising and marketing	11,782	8,824	8,726	20,606	13,876
Professional fees	6,484	6,649	7,510	13,133	12,170
Amortization of other intangible assets	997	1,004	1,141	2,001	2,305
FDIC insurance	4,598	4,362	3,874	8,960	8,030
OREO expense, net	980	2,926	739	3,906	2,404
Other	20,371	19,283	19,091	39,654	36,434
Total non-interest expense	206,769	194,349	183,544	401,118	351,662
Income before taxes	121,591	108,066	101,946	229,657	189,964
Income tax expense	32,011	26,085	37,049	58,096	66,689
Net income	$89,580	$81,981	$64,897	$171,561	$123,275
Preferred stock dividends	2,050	2,050	2,050	4,100	5,678
Net income applicable to common shares	$87,530	$79,931	$62,847	$167,461	$117,597
Net income per common share - Basic	$1.55	$1.42	$1.15	$2.98	$2.20
Net income per common share - Diluted	$1.53	$1.40	$1.11	$2.93	$2.11
Cash dividends declared per common share	$0.19	$0.19	$0.14	$0.38	$0.28
Weighted average common shares outstanding	56,299	56,137	54,775	56,218	53,528
Dilutive potential common shares	928	888	1,812	909	2,981
Average common shares and dilutive common shares	57,227	57,025	56,587	57,127	56,509

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Six Months Ended
(In thousands, except per share data)		June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income		$89,580	$81,981	$64,897	$171,561	$123,275
Less: Preferred stock dividends		2,050	2,050	2,050	4,100	5,678
Net income applicable to common shares—Basic	(A)	87,530	79,931	62,847	167,461	117,597
Add: Dividends on convertible preferred stock, if dilutive		—	—	—	—	1,578
Net income applicable to common shares—Diluted	(B)	87,530	79,931	62,847	167,461	119,175
Weighted average common shares outstanding	(C)	56,299	56,137	54,775	56,218	53,528
Effect of dilutive potential common shares:
Common stock equivalents		928	888	927	909	994
Convertible preferred stock, if dilutive		—	—	885	—	1,987
Weighted average common shares and effect of dilutive potential common shares	(D)	57,227	57,025	56,587	57,127	56,509
Net income per common share:
Basic	(A/C)	$1.55	$1.42	$1.15	$2.98	$2.20
Diluted	(B/D)	$1.53	$1.40	$1.11	$2.93	$2.11

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars and shares in thousands)	2018	2018	2017	2017	2017	2018	2017
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$284,047	$261,205	$251,840	$247,688	$231,181	$545,252	$446,940
Taxable-equivalent adjustment:
- Loans	812	670	1,106	1,033	831	1,482	1,621
- Liquidity Management Assets	566	531	1,019	921	866	1,097	1,773
- Other Earning Assets	1	3	2	5	2	4	7
(B) Interest Income - FTE	$285,426	$262,409	$253,967	$249,647	$232,880	$547,835	$450,341
(C) Interest Expense (GAAP)	45,877	36,123	32,741	31,700	26,772	82,000	49,951
(D) Net Interest Income - FTE (B minus C)	$239,549	$226,286	$221,226	$217,947	$206,108	$465,835	$400,390
(E) Net Interest Income (GAAP) (A minus C)	$238,170	$225,082	$219,099	$215,988	$204,409	$463,252	$396,989
Net interest margin (GAAP-derived)	3.61%	3.54%	3.45%	3.43%	3.41%	3.58%	3.38%
Net interest margin - FTE	3.63%	3.56%	3.49%	3.46%	3.43%	3.60%	3.41%
(F) Non-interest income	$95,233	$85,679	$81,038	$79,731	$89,972	$180,912	$158,737
(G) Gains (losses) on investment securities, net	12	(351)	14	39	47	(339)	(8)
(H) Non-interest expense	206,769	194,349	196,580	183,575	183,544	401,118	351,662
Efficiency ratio (H/(E+F-G))	62.02%	62.47%	65.50%	62.09%	62.36%	62.24%	63.28%
Efficiency ratio - FTE (H/(D+F-G))	61.76%	62.23%	65.04%	61.68%	62.00%	61.99%	62.89%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$3,106,871	$3,031,250	$2,976,939	$2,908,925	$2,839,458
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(531,371)	(533,910)	(519,505)	(520,672)	(519,806)
(I) Total tangible common shareholders’ equity	$2,450,500	$2,372,340	$2,332,434	$2,263,253	$2,194,652
Total assets	$29,464,588	$28,456,772	$27,915,970	$27,358,162	$26,929,265
Less: Intangible assets	(531,371)	(533,910)	(519,505)	(520,672)	(519,806)
(J) Total tangible assets	$28,933,217	$27,922,862	$27,396,465	$26,837,490	$26,409,459
Tangible common equity ratio (I/J)	8.5%	8.5%	8.5%	8.4%	8.3%
Calculation of book value per share
Total shareholders’ equity	$3,106,871	$3,031,250	$2,976,939	$2,908,925	$2,839,458
Less: Preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
(K) Total common equity	$2,981,871	$2,906,250	$2,851,939	$2,783,925	$2,714,458
(L) Actual common shares outstanding	56,329	56,256	55,965	55,838	55,700
Book value per common share (K/L)	$52.94	$51.66	$50.96	$49.86	$48.73
Tangible common book value per share (I/L)	$43.50	$42.17	$41.68	$40.53	$39.40

Calculation of return on average common equity
(M) Net income applicable to common shares	$87,530	$79,931	$66,731	$63,576	$62,847	$167,461	$117,597
Add: After-tax intangible asset amortization	734	761	738	672	726	1,495	1,497
(N) Tangible net income applicable to common shares	$88,264	$80,692	$67,469	$64,248	$63,573	$168,956	$119,094
Total average shareholders' equity	$3,064,154	$2,995,592	$2,942,999	$2,882,682	$2,800,905	$3,030,062	$2,771,768
Less: Average preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(161,028)	(125,000)	(205,893)
(O) Total average common shareholders' equity	$2,939,154	$2,870,592	$2,817,999	$2,757,682	$2,639,877	$2,905,062	$2,565,875
Less: Average intangible assets	(533,496)	(536,676)	(519,626)	(520,333)	(519,340)	(535,077)	(519,840)
(P) Total average tangible common shareholders’ equity	$2,405,658	$2,333,916	$2,298,373	$2,237,349	$2,120,537	$2,369,985	$2,046,035
Return on average common equity, annualized (M/O)	11.94%	11.29%	9.39%	9.15%	9.55%	11.62%	9.24%
Return on average tangible common equity, annualized (N/P)	14.72%	14.02%	11.65%	11.39%	12.02%	14.38%	11.74%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the second quarter of 2018, revenue within this unit was primarily driven by increased net interest income due to a higher net interest margin, increased earning assets and one additional day in the second quarter. The net interest margin increased in the second quarter of 2018 compared to the first quarter of 2018 primarily as a result of higher yields on the commercial and commercial real estate loan portfolios (excluding lease loans) and the liquidity management assets portfolio, partially offset by higher rates on interest-bearing liabilities. Mortgage banking revenue increased by $8.9 million from $31.0 million for the first quarter of 2018 to $39.8 million for the second quarter of 2018. The higher revenue was primarily due to originations during the current period increasing to $1.1 billion from $778.9 million in the first quarter of 2018 as a result of typical seasonality in our primary markets and one full quarter's impact of Veterans First. Home purchases represented 80% of loan origination volume for the second quarter of 2018. The increase in revenue from higher originations was tempered by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights as interest rates increased less during the second quarter of 2018 when compared to the first quarter of 2018. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at June 30, 2018, gross commercial and commercial real estate loan pipelines totaled $1.3 billion, or $847.4 million when adjusted for the probability of closing, compared to $1.1 billion, or $688.4 million when adjusted for the probability of closing, at March 31, 2018.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the second quarter of 2018, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $2.1 billion during the second quarter of 2018 resulted in a $232.2 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $5.3 million increase in interest income attributed to this portfolio. The Company's leasing business remained steady during the second quarter of 2018, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $1.0 billion at the end of the second quarter of 2018. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.2 million in the second quarter of 2018 and $1.1 million in the first quarter of 2018.

Wealth Management

Through three separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue slightly decreased in the second quarter of 2018 to $22.6 million from $23.0 million in the first quarter of 2018. The decrease in revenue was primarily due to a decrease in brokerage fees due to a reduction in trading activity during the period. At June 30, 2018, the Company’s wealth management subsidiaries had approximately $24.6 billion of assets under administration, which includes $2.9 billion of assets owned by the Company and its subsidiary banks, representing a $299.0 million increase from the $24.3 billion of assets under administration at March 31, 2018. This increase in assets under administration was primarily driven by new customers and market appreciation. Starting in August, our brokerage services subsidiary, Wayne Hummer Investments, LLC, will be renamed to Wintrust Investments, LLC to better align with our Wintrust brand.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2018	December 31, 2017	June 30, 2017	From (1) December 31, 2017	From June 30, 2017
Balance:
Commercial	$7,289,060	$6,787,677	$6,406,289	15%	14%
Commercial real estate	6,575,084	6,580,618	6,402,494	—	3
Home equity	593,500	663,045	689,483	(21)	(14)
Residential real estate	895,470	832,120	762,810	15	17
Premium finance receivables - commercial	2,833,452	2,634,565	2,648,386	15	7
Premium finance receivables - life insurance	4,302,288	4,035,059	3,719,043	13	16
Consumer and other	121,706	107,713	114,827	26	6
Total loans, net of unearned income, excluding covered loans	$22,610,560	$21,640,797	$20,743,332	9%	9%
Covered loans	—	—	50,119	—	(100)
Total loans, net of unearned income	$22,610,560	$21,640,797	$20,793,451	9%	9%
Mix:
Commercial	32%	31%	31%
Commercial real estate	29	30	31
Home equity	3	3	3
Residential real estate	4	4	3
Premium finance receivables - commercial	12	12	13
Premium finance receivables - life insurance	19	19	18
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%
Covered loans	—	—	—
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of June 30, 2018
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,621,789	33.2%	$13,543	$—	$39,704
Franchise	957,339	6.9	2,438	—	8,743
Mortgage warehouse lines of credit	200,060	1.4	—	—	1,598
Asset-based lending	1,042,755	7.5	2,158	—	8,958
Leases	458,614	3.3	249	—	1,237
PCI - commercial loans (1)	8,503	0.1	—	882	487
Total commercial	$7,289,060	52.4%	$18,388	$882	$60,727
Commercial Real Estate:
Construction	$807,235	5.8%	$1,554	$—	$9,337
Land	115,357	0.8	228	—	3,716
Office	894,349	6.5	1,333	—	5,971
Industrial	882,525	6.4	185	—	5,902
Retail	867,639	6.3	11,540	—	8,085
Multi-family	952,048	6.9	342	—	9,688
Mixed use and other	1,949,242	14.1	4,013	—	14,859
PCI - commercial real estate (1)	106,689	0.8	—	3,194	102
Total commercial real estate	$6,575,084	47.6%	$19,195	$3,194	$57,660
Total commercial and commercial real estate	$13,864,144	100.0%	$37,583	$4,076	$118,387

Commercial real estate - collateral location by state:
Illinois	$5,100,132	77.6%
Wisconsin	726,874	11.1
Total primary markets	$5,827,006	88.7%
Indiana	153,807	2.3
Florida	51,143	0.8
Arizona	55,171	0.8
Michigan	45,670	0.7
California	68,459	1.0
Other (no individual state greater than 0.6%)	373,828	5.7
Total	$6,575,084	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2018	December 31, 2017	June 30, 2017	From (1) December 31, 2017	From June 30, 2017
Balance:
Non-interest bearing	$6,520,724	$6,792,497	$6,294,052	(8)%	4%
NOW and interest bearing demand deposits	2,452,474	2,315,055	2,459,238	12	—
Wealth management deposits (2)	2,523,572	2,323,699	2,464,162	17	2
Money market	5,205,678	4,515,353	4,449,385	31	17
Savings	2,763,062	2,829,373	2,419,463	(5)	14
Time certificates of deposit	4,899,969	4,407,370	4,519,392	23	8
Total deposits	$24,365,479	$23,183,347	$22,605,692	10%	8%
Mix:
Non-interest bearing	27%	29%	28%
NOW and interest bearing demand deposits	10	10	11
Wealth management deposits (2)	11	10	11
Money market	21	20	19
Savings	11	12	11
Time certificates of deposit	20	19	20
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of June 30, 2018

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$—	$36,755	$112,055	$698,040	$846,850	1.02%
4-6 months	75,008	25,935	—	735,477	836,420	1.31%
7-9 months	—	16,035	—	715,993	732,028	1.40%
10-12 months	249	21,114	—	761,277	782,640	1.59%
13-18 months	—	22,937	—	706,818	729,755	1.61%
19-24 months	—	13,810	—	631,437	645,247	2.18%
24+ months	1,000	9,124	—	316,905	327,029	1.87%
Total	$76,257	$145,710	$112,055	$4,565,947	$4,899,969	1.52%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the second quarter of 2018 compared to the first quarter of 2018 (sequential quarters) and second quarter of 2017 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	March 31, 2018	June 30, 2017
Interest-bearing deposits with banks and cash equivalents(1)	$759,425	$749,973	$722,349	$3,244	$2,796	$1,635	1.71%	1.51%	0.91%
Investment securities(2)	2,890,828	2,892,617	2,572,619	20,454	19,659	16,390	2.84	2.76	2.55
FHLB and FRB stock	115,119	105,414	99,438	1,455	1,298	1,153	5.07%	4.99	4.66
Liquidity management assets(3)(8)	$3,765,372	$3,748,004	$3,394,406	$25,153	$23,753	$19,178	2.68%	2.57%	2.27%
Other earning assets(3)(4)(8)	21,244	27,571	25,749	172	174	162	3.24	2.56	2.53
Mortgage loans held-for-sale	403,967	281,181	334,843	4,226	2,818	3,420	4.20	4.06	4.10
Loans, net of unearned income(3)(5)(8)	22,283,541	21,711,342	20,264,875	255,875	235,664	209,472	4.61	4.40	4.15
Covered loans	—	—	51,823	—	—	648	—	—	5.01
Total earning assets(8)	$26,474,124	$25,768,098	$24,071,696	$285,426	$262,409	$232,880	4.32%	4.13%	3.88%
Allowance for loan and covered loan losses	(147,192)	(143,108)	(132,053)
Cash and due from banks	270,240	254,489	242,495
Other assets	1,970,407	1,930,118	1,868,811
Total assets	$28,567,579	$27,809,597	$26,050,949

NOW and interest bearing demand deposits	$2,295,268	$2,255,692	$2,470,130	$1,901	$1,386	$1,214	0.33%	0.25%	0.20%
Wealth management deposits	2,365,191	2,250,139	2,091,251	6,992	5,441	2,867	1.19	0.98	0.55
Money market accounts	4,883,645	4,520,620	4,435,670	8,111	4,667	2,707	0.67	0.42	0.24
Savings accounts	2,702,665	2,813,772	2,329,195	2,709	2,732	1,508	0.40	0.39	0.26
Time deposits	4,557,187	4,322,111	4,295,428	15,580	12,323	10,175	1.37	1.16	0.95
Interest-bearing deposits	$16,803,956	$16,162,334	$15,621,674	$35,293	$26,549	$18,471	0.84%	0.67%	0.47%
Federal Home Loan Bank advances	1,006,407	872,811	689,600	4,263	3,639	2,933	1.70	1.69	1.71
Other borrowings	240,066	263,125	240,547	1,698	1,699	1,149	2.84	2.62	1.92
Subordinated notes	139,125	139,094	139,007	1,787	1,773	1,786	5.14	5.10	5.14
Junior subordinated debentures	253,566	253,566	253,566	2,836	2,463	2,433	4.42	3.89	3.80
Total interest-bearing liabilities	$18,443,120	$17,690,930	$16,944,394	$45,877	$36,123	$26,772	1.00%	0.83%	0.63%
Non-interest bearing deposits	6,539,731	6,639,845	5,904,679
Other liabilities	520,574	483,230	400,971
Equity	3,064,154	2,995,592	2,800,905
Total liabilities and shareholders’ equity	$28,567,579	$27,809,597	$26,050,949
Interest rate spread(6)(8)							3.32%	3.30%	3.25%
Less: Fully tax-equivalent adjustment				(1,379)	(1,204)	(1,699)	(0.02)	(0.02)	(0.02)
Net free funds/contribution(7)	$8,031,004	$8,077,168	$7,127,302				0.31	0.26	0.18
Net interest income/ margin(8) (GAAP)				$238,170	$225,082	$204,409	3.61%	3.54%	3.41%
Fully tax-equivalent adjustment				1,379	1,204	1,699	0.02	0.02	0.02
Net interest income/ margin - FTE (8)				$239,549	$226,286	$206,108	3.63%	3.56%	3.43%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 were $1.4 million, $1.2 million and $1.7 million, respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the second quarter of 2018, net interest income totaled $238.2 million, an increase of $13.1 million as compared to the first quarter of 2018 and an increase of $33.8 million as compared to the second quarter of 2017. Net interest margin was 3.61% (3.63% on a fully tax-equivalent basis) during the second quarter of 2018 compared to 3.54% (3.56% on a fully tax-equivalent basis) during the first quarter of 2018 and 3.41% (3.43% on a fully tax-equivalent basis) during the second quarter of 2017. The $13.1 million increase in net interest income in the second quarter of 2018 compared to the first quarter of 2018 was attributable to a $6.2 million increase from higher levels of earning assets, a $4.4 million increase from rising rates and a $2.5 million increase due to one more day in the quarter.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for six months ended June 30, 2018 compared to six months ended June 30, 2017:

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest-bearing deposits with banks and cash equivalents (1)	$754,725	$751,389	$6,040	$3,259	1.61%	0.87%
Investment securities (2)	2,891,718	2,484,611	40,113	30,870	2.80	2.51
FHLB and FRB stock	110,293	96,779	2,753	2,223	5.04	4.64
Liquidity management assets(3)(8)	$3,756,736	$3,332,779	$48,906	$36,352	2.63%	2.20%
Other earning assets(3)(4)(8)	24,390	25,494	346	345	2.86	2.73
Mortgage loans held-for-sale	342,914	302,021	7,044	5,818	4.14	3.88
Loans, net of unearned income(3)(5)(8)	21,999,022	19,961,821	491,539	406,260	4.51	4.10
Covered loans	—	54,505	—	1,566	—	5.79
Total earning assets(8)	$26,123,062	$23,676,620	$547,835	$450,341	4.23%	3.84%
Allowance for loan and covered loan losses	(145,161)	(129,751)
Cash and due from banks	262,408	236,077
Other assets	1,950,374	1,849,058
Total assets	$28,190,683	$25,632,004

NOW and interest bearing demand deposits	$2,275,589	$2,491,247	$3,286	$2,307	0.29%	0.19%
Wealth management deposits	2,307,983	2,086,793	12,433	5,179	1.09	0.50
Money market accounts	4,703,135	4,421,863	12,778	4,928	0.55	0.22
Savings accounts	2,757,911	2,278,392	5,440	2,837	0.40	0.25
Time deposits	4,440,299	4,266,308	27,905	19,490	1.27	0.92
Interest-bearing deposits	$16,484,917	$15,544,603	$61,842	$34,741	0.76%	0.45%
Federal Home Loan Bank advances	939,978	436,873	7,902	4,523	1.70	2.09
Other borrowings	251,532	247,740	3,397	2,288	2.72	1.86
Subordinated notes	139,110	138,994	3,560	3,558	5.12	5.12
Junior subordinated debentures	253,566	253,566	5,299	4,841	4.16	3.80
Total interest-bearing liabilities	$18,069,103	$16,621,776	$82,000	$49,951	0.91%	0.60%
Non-interest bearing deposits	6,589,511	5,845,083
Other liabilities	502,007	393,377
Equity	3,030,062	2,771,768
Total liabilities and shareholders’ equity	$28,190,683	$25,632,004
Interest rate spread(6)(8)					3.32%	3.24%
Less: Fully tax-equivalent adjustment			(2,583)	(3,401)	(0.02)	(0.03)
Net free funds/contribution(7)	$8,053,959	$7,054,844			0.28	0.17
Net interest income/ margin(8) (GAAP)			$463,252	$396,989	3.58%	3.38%
Fully tax-equivalent adjustment			2,583	3,401	0.02	0.03
Net interest income/ margin - FTE (8)			$465,835	$400,390	3.60%	3.41%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the six months ended June 30, 2018 and 2017 were $2.6 million and $3.4 million respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first six months of 2018 net interest income totaled $463.3 million, an increase of $66.3 million as compared to the first six months of 2017. Net interest margin was 3.58% (3.60% on a fully tax-equivalent basis) for the first six months of 2018 compared to 3.38% (3.41% on a fully tax-equivalent basis) for the first six months of 2017. The $66.3 million increase in net interest income in the first six months of 2018 compared to the same period of 2017 was attributable to a $39.0 million increase from higher levels of earning assets and a $27.3 million increase from rising rates.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at June 30, 2018, March 31, 2018 and June 30, 2017 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2018	19.3%	9.7%	(10.7)%
March 31, 2018	18.8%	9.7%	(11.6)%
June 30, 2017	19.3%	10.4%	(13.5)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2018	8.7%	4.5%	(4.4)%
March 31, 2018	9.0%	4.6%	(4.8)%
June 30, 2017	7.8%	4.0%	(4.6)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio at June 30, 2018 by date at which the loans reprice or mature, and the type of rate exposure:

As of June 30, 2018	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$146,138	$919,964	$611,043	$1,677,145
Variable rate	5,608,722	3,193	—	5,611,915
Total commercial	$5,754,860	$923,157	$611,043	$7,289,060
Commercial real estate
Fixed rate	391,292	1,793,231	267,142	2,451,665
Variable rate	4,093,746	29,522	151	4,123,419
Total commercial real estate	$4,485,038	$1,822,753	$267,293	$6,575,084
Home equity
Fixed rate	10,778	7,900	25,751	44,429
Variable rate	549,071	—	—	549,071
Total home equity	$559,849	$7,900	$25,751	$593,500
Residential real estate
Fixed rate	39,358	26,430	197,436	263,224
Variable rate	62,023	246,611	323,612	632,246
Total residential real estate	$101,381	$273,041	$521,048	$895,470
Premium finance receivables - commercial
Fixed rate	2,755,795	77,657	—	2,833,452
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,755,795	$77,657	$—	$2,833,452
Premium finance receivables - life insurance
Fixed rate	12,778	2,855	3,937	19,570
Variable rate	4,282,718	—	—	4,282,718
Total premium finance receivables - life insurance	$4,295,496	$2,855	$3,937	$4,302,288
Consumer and other
Fixed rate	68,038	11,498	2,496	82,032
Variable rate	39,674	—	—	39,674
Total consumer and other	$107,712	$11,498	$2,496	$121,706
Total per category
Fixed rate	3,424,177	2,839,535	1,107,805	7,371,517
Variable rate	14,635,954	279,326	323,763	15,239,043
Total loans, net of unearned income	$18,060,131	$3,118,861	$1,431,568	$22,610,560
Variable Rate Loan Pricing by Index:
Prime	$2,596,588
One- month LIBOR	7,538,044
Three- month LIBOR	482,723
Twelve- month LIBOR	4,384,194
Other	237,494
Total variable rate	$15,239,043

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
2.90
2.70
2.50
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
0.70
0.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
6/30/17
7/31/17
8/31/17
9/30/17
10/31/17
11/30/17
12/31/17
1/31/18
2/28/18
3/31/18
4/30/18
5/31/18
6/30/18

	6/30/2017	7/31/2017	8/31/2017	9/30/2017	10/31/2017	11/30/2017	12/31/2017	1/31/2018	2/28/2018	3/31/2018	4/30/2018	5/31/2018	6/30/2018
1M Libor	1.22	1.23	1.23	1.23	1.24	1.36	1.56	1.58	1.66	1.88	1.91	1.98	2.09
3M Libor	1.30	1.31	1.32	1.33	1.38	1.48	1.69	1.78	2.01	2.31	2.36	2.30	2.34
12M Libor	1.74	1.73	1.71	1.78	1.85	1.94	2.11	2.27	2.48	2.66	2.78	2.70	2.76
Prime	4.25	4.25	4.25	4.25	4.25	4.25	4.50	4.50	4.50	4.75	4.75	4.75	5.00

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the Prime rate when the Federal Reserve raises interest rates.  Specifically, the Company has $7.5 billion of variable rate loans tied to one-month LIBOR and $4.4 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

Changes in
	Prime	1-month LIBOR	12-month LIBOR
Third Quarter 2017	0 bps	+1 bps	+4 bps
Fourth Quarter 2017	+25 bps	+33 bps	+33 bps
First Quarter 2018	+25 bps	+32 bps	+55 bps
Second Quarter 2018	+25 bps	+21 bps	+10 bps

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2018 compared to Q1 2018		Q2 2018 compared to Q2 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Brokerage	$5,784	$6,031	$5,449	$(247)	(4)%	$335	6%
Trust and asset management	16,833	16,955	14,456	(122)	(1)	2,377	16
Total wealth management	22,617	22,986	19,905	(369)	(2)	2,712	14
Mortgage banking	39,834	30,960	35,939	8,874	29	3,895	11
Service charges on deposit accounts	9,151	8,857	8,696	294	3	455	5
Gains (losses) on investment securities, net	12	(351)	47	363	NM	(35)	(74)
Fees from covered call options	669	1,597	890	(928)	(58)	(221)	(25)
Trading gains (losses), net	124	103	(420)	21	20	544	NM
Operating lease income, net	8,746	9,691	6,805	(945)	(10)	1,941	29
Other:
Interest rate swap fees	3,829	2,237	2,221	1,592	71	1,608	72
BOLI	1,544	714	888	830	NM	656	74
Administrative services	1,205	1,061	986	144	14	219	22
Early pay-offs of capital leases	554	33	10	521	NM	544	NM
Miscellaneous	6,948	7,791	14,005	(843)	(11)	(7,057)	(50)
Total Other	14,080	11,836	18,110	2,244	19	(4,030)	(22)
Total Non-Interest Income	$95,233	$85,679	$89,972	$9,554	11%	$5,261	6%

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Brokerage	11,815	11,669	$146	1%
Trust and asset management	33,788	28,384	5,404	19
Total wealth management	45,603	40,053	5,550	14
Mortgage banking	70,794	57,877	12,917	22
Service charges on deposit accounts	18,008	16,961	1,047	6
Losses on investment securities, net	(339)	(8)	(331)	NM
Fees from covered call options	2,266	1,649	617	37
Trading gains (losses), net	227	(740)	967	NM
Operating lease income, net	18,437	12,587	5,850	46
Other:
Interest rate swap fees	6,066	3,654	2,412	66
BOLI	2,258	1,873	385	21
Administrative services	2,266	2,010	256	13
Early pay-offs of capital leases	587	1,221	(634)	(52)
Miscellaneous	14,739	21,600	(6,861)	(32)
Total Other	25,916	30,358	(4,442)	(15)
Total Non-Interest Income	180,912	158,737	$22,175	14%
NM - Not meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the same period of 2017 is primarily attributable to growth in assets under management along with market appreciation related to managed money accounts with fees based on assets under management. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The increase in mortgage banking revenue in the current quarter as compared to the first quarter of 2018 resulted primarily from higher origination volumes as a result of typical seasonality in our primary markets and one full quarter's impact of Veterans First. Mortgage loans originated or purchased for sale totaled $1.1 billion in the second quarter of 2018 as compared to $778.9 million in the first quarter of 2018 and $1.1 billion in the second quarter of 2017. The increase from higher originations was tempered by lower production margins and smaller positive fair market value adjustment to mortgage servicing rights as interest rates increased less during the second quarter of 2018 when compared to the first quarter of 2018. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated mortgage servicing rights ("MSRs") retained or released. Additionally, through the acquisition of Veterans First, the Company acquired approximately $13.8 million of MSRs in the first quarter of 2018. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Originations:
Retail originations	$769,279	539,911	$963,396	$1,309,190	$1,588,367
Correspondent originations	122,986	126,464	170,862	249,450	268,358
Veterans First originations	204,108	112,477	—	316,585	—
Total originations (A)	$1,096,373	778,852	$1,134,258	$1,875,225	$1,856,725

Purchases as a percentage of originations	80%	73%	84%	77%	77%
Refinances as a percentage of originations	20	27	16	23	23
Total	100%	100%	100%	100%	100%

Production Margin:
Production revenue (B) (1)	$27,814	$20,526	$28,140	$48,340	$45,817
Production margin (B / A)	2.54%	2.64%	2.48%	2.58%	2.47%

Mortgage Servicing:
Loans serviced for others (C)	$5,228,699	$4,795,335	$2,303,435
MSRs, at fair value (D)	63,194	54,572	27,307
Percentage of MSRs to loans serviced for others (D / C)	1.21%	1.14%	1.19%

Components of Mortgage Banking Revenue:
Production revenue	$27,814	$20,526	$28,140	$48,340	$45,817
MSR capitalization, net of payoffs and paydowns	6,525	2,957	4,886	9,482	7,223
MSR fair value adjustments	2,097	4,133	825	6,230	981
Servicing income	3,505	2,905	1,457	6,410	2,773
Other	(107)	439	631	332	1,083
Total mortgage banking revenue	$39,834	$30,960	$35,939	$70,794	$57,877

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by Company. There were no outstanding call option contracts at June 30, 2018, March 31, 2018 or June 30, 2017.

The decrease in operating lease income in the current quarter compared to the first quarter of 2018 is primarily related to a $1.1 million gain realized in the prior quarter from the sale of certain equipment held on operating leases.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2018 compared to Q1 2018		Q2 2018 compared to Q2 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$66,976	$61,986	$55,215	$4,990	8%	$11,761	21%
Commissions and incentive compensation	35,907	31,949	34,050	3,958	12	1,857	5
Benefits	18,792	18,501	17,237	291	2	1,555	9
Total salaries and employee benefits	121,675	112,436	106,502	9,239	8	15,173	14
Equipment	10,527	10,072	9,909	455	5	618	6
Operating lease equipment depreciation	6,940	6,533	5,662	407	6	1,278	23
Occupancy, net	13,663	13,767	12,586	(104)	(1)	1,077	9
Data processing	8,752	8,493	7,804	259	3	948	12
Advertising and marketing	11,782	8,824	8,726	2,958	34	3,056	35
Professional fees	6,484	6,649	7,510	(165)	(2)	(1,026)	(14)
Amortization of other intangible assets	997	1,004	1,141	(7)	(1)	(144)	(13)
FDIC insurance	4,598	4,362	3,874	236	5	724	19
OREO expense, net	980	2,926	739	(1,946)	(67)	241	33
Other:
Commissions - 3rd party brokers	1,174	1,252	1,033	(78)	(6)	141	14
Postage	2,567	1,866	2,080	701	38	487	23
Miscellaneous	16,630	16,165	15,978	465	3	652	4
Total other	20,371	19,283	19,091	1,088	6	1,280	7
Total Non-Interest Expense	$206,769	$194,349	$183,544	$12,420	6%	$23,225	13%

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Salaries and employee benefits:
Salaries	$128,962	$110,223	$18,739	17%
Commissions and incentive compensation	67,856	60,693	7,163	12
Benefits	37,293	34,902	2,391	7
Total salaries and employee benefits	234,111	205,818	28,293	14
Equipment	20,599	18,911	1,688	9
Operating lease equipment depreciation	13,473	10,298	3,175	31
Occupancy, net	27,430	25,687	1,743	7
Data processing	17,245	15,729	1,516	10
Advertising and marketing	20,606	13,876	6,730	49
Professional fees	13,133	12,170	963	8
Amortization of other intangible assets	2,001	2,305	(304)	(13)
FDIC insurance	8,960	8,030	930	12
OREO expense, net	3,906	2,404	1,502	62
Other:
Commissions - 3rd party brokers	2,426	2,131	295	14
Postage	4,433	3,522	911	26
Miscellaneous	32,795	30,781	2,014	7
Total other	39,654	36,434	3,220	9
Total Non-Interest Expense	$401,118	$351,662	$49,456	14%
NM - Not meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the first quarter of 2018 primarily as a result of higher salaries and commissions and incentive compensation. The increase in salaries is primarily due to additional salaries from the Veterans First acquisition as well as increases from merit-based salary increases for current employees effective in February and an increase of the minimum wage for eligible hourly employees effective in March. The increase in commissions and incentive compensation is the result of higher commissions due to increased production in mortgage banking and an increase in bonus and long-term performance-based incentive compensation recognized in the second quarter of 2018 due to higher earnings.

The increase in advertising and marketing expenses during the current quarter compared to the first quarter of 2018 and the second quarter of 2017 is primarily related to higher corporate sponsorship costs, which are typically higher in the spring and summer due to our marketing efforts with the Chicago Cubs and Chicago White Sox, as well as increased spending related to deposit generation and brand awareness to grow our loan and deposit portfolios. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The decrease in OREO expense in the current quarter compared to the first quarter of 2018 was primarily the result of negative valuation adjustments and realized losses on the sale of certain OREO properties recognized in the previous quarter from our continuing efforts to address and resolve non-performing assets in a timely fashion. OREO expenses include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

INCOME TAXES

The Company recorded income tax expense of $32.0 million in the second quarter of 2018 compared to $26.1 million in the first quarter of 2018 and $37.0 million in the second quarter of 2017. The effective tax rates were 26.33% in the second quarter of 2018, 24.14% in the first quarter of 2018 and 36.34% in the second quarter of 2017. During the six months ended June 30, 2018, the Company recorded income tax expense of $58.1 million (25.30% effective tax rate) compared to $66.7 million (35.11% effective tax rate) for the same period of 2017. The lower effective tax rates for the 2018 quarterly and year-to-date periods as compared to 2017 were primarily due to the reduction of the federal corporate income tax rate effective in 2018 as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017. The Company recorded $712,000 of excess tax benefits in the second quarter of 2018 related to share-based compensation and $2.6 million in the first quarter of 2018, compared to $456,000 in the second quarter of 2017 and $3.4 million in the first quarter of 2017. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Allowance for loan losses at beginning of period	$139,503	$137,905	$125,819	$137,905	$122,291
Provision for credit losses	5,043	8,346	8,952	13,389	14,268
Other adjustments (1)	(44)	(40)	(30)	(84)	(86)
Reclassification (to) from allowance for unfunded lending-related commitments	—	26	106	26	(32)
Charge-offs:
Commercial	2,210	2,687	913	4,897	1,554
Commercial real estate	155	813	1,985	968	2,246
Home equity	612	357	1,631	969	2,256
Residential real estate	180	571	146	751	475
Premium finance receivables - commercial	3,254	4,721	1,878	7,975	3,305
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	459	129	175	588	309
Total charge-offs	6,870	9,278	6,728	16,148	10,145
Recoveries:
Commercial	666	262	561	928	834
Commercial real estate	2,387	1,687	276	4,074	830
Home equity	171	123	144	294	209
Residential real estate	1,522	40	54	1,562	232
Premium finance receivables - commercial	975	385	404	1,360	1,016
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	49	47	33	96	174
Total recoveries	5,770	2,544	1,472	8,314	3,295
Net charge-offs	(1,100)	(6,734)	(5,256)	(7,834)	(6,850)
Allowance for loan losses at period end	$143,402	$139,503	$129,591	$143,402	$129,591
Allowance for unfunded lending-related commitments at period end	1,243	1,243	1,705	1,243	1,705
Allowance for credit losses at period end	$144,645	$140,746	$131,296	$144,645	$131,296
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.14%	0.02%	0.11%	0.02%
Commercial real estate	(0.14)	(0.05)	0.11	(0.09)	0.05
Home equity	0.29	0.15	0.85	0.22	0.58
Residential real estate	(0.64)	0.26	0.05	(0.20)	0.07
Premium finance receivables - commercial	0.34	0.68	0.23	0.51	0.19
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	1.21	0.26	0.45	0.76	0.22
Total loans, net of unearned income, excluding covered loans	0.02%	0.13%	0.10%	0.07%	0.07%
Net charge-offs as a percentage of the provision for credit losses	21.80%	80.69%	58.71%	58.51%	48.01%
Loans at period-end, excluding covered loans	$22,610,560	$22,062,134	$20,743,332
Allowance for loan losses as a percentage of loans at period end	0.63%	0.63%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.63%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2018 totaled two basis points on an annualized basis compared to 13 basis points on an annualized basis in the first quarter of 2018 and 10 basis points on an annualized basis in the second quarter of 2017. Net charge-offs totaled $1.1 million in the second quarter of 2018, a $5.6 million decrease from $6.7 million in the first quarter of 2018 and a $4.2 million decrease from $5.3 million in the second quarter of 2017. The decrease in the second quarter of 2018 compared to first quarter of 2018 is primarily the result of decreased net charge-offs within the commercial real estate, residential real estate and commercial insurance premium finance receivables portfolios. The decrease in the second quarter of 2018 compared to second quarter of 2017 is primarily the result of decreased net charge-offs within the commercial real estate and residential real estate portfolios. The provision for credit losses, excluding the provision for covered loan losses, totaled $5.0 million for the second quarter of 2018 compared to $8.3 million for the first quarter of 2018 and $9.0 million for the second quarter of 2017.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provided a provision for covered loan losses on covered loans when applicable.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Provision for loan losses	$5,043	$8,372	$9,058	$13,415	$14,236
Provision for unfunded lending-related commitments	—	(26)	(106)	(26)	32
Provision for covered loan losses	—	—	(61)	—	(168)
Provision for credit losses	$5,043	$8,346	$8,891	$13,389	$14,100

			June 30,	March 31,	June 30,
			2018	2018	2017
Allowance for loan losses			$143,402	$139,503	$129,591
Allowance for unfunded lending-related commitments			1,243	1,243	1,705
Allowance for covered loan losses			—	—	1,074
Allowance for credit losses			$144,645	$140,746	$132,370

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of June 30, 2018 and March 31, 2018.

	As of June 30, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$4,000,272	$36,381	0.91%
Asset-based lending	1,041,894	8,957	0.86
Tax exempt	432,435	2,856	0.66
Leases	456,906	1,237	0.27
Commercial real estate:(1)
Residential construction	34,350	709	2.06
Commercial construction	770,314	8,606	1.12
Land	113,937	3,714	3.26
Office	863,448	5,967	0.69
Industrial	851,584	5,896	0.69
Retail	836,901	8,047	0.96
Multi-family	926,475	9,679	1.04
Mixed use and other	1,876,807	14,811	0.79
Home equity(1)	547,836	9,437	1.72
Residential real estate(1)	854,176	6,199	0.73
Total core loan portfolio	$13,607,335	$122,496	0.90%
Commercial:
Franchise	$881,921	$8,661	0.98%
Mortgage warehouse lines of credit	200,060	1,598	0.80
Community Advantage - homeowner associations	169,443	424	0.25
Aircraft	2,586	3	0.12
Purchased non-covered commercial loans (2)	103,543	610	0.59
Commercial real estate:
Purchased non-covered commercial real estate (2)	301,268	231	0.08
Purchased non-covered home equity (2)	45,664	114	0.25
Purchased non-covered residential real estate (2)	41,294	137	0.33
Premium finance receivables
U.S. commercial insurance loans	2,487,886	5,759	0.23
Canada commercial insurance loans (2)	345,566	513	0.15
Life insurance loans (1)	4,118,666	1,462	0.04
Purchased life insurance loans (2)	183,622	—	—
Consumer and other (1)	119,143	1,390	1.17
Purchased non-covered consumer and other (2)	2,563	4	0.14
Total consumer, niche and purchased loan portfolio	$9,003,225	$20,906	0.23%
Total loans, net of unearned income, excluding covered loans	$22,610,560	$143,402	0.63%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of March 31, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,989,211	$36,092	0.90%
Asset-based lending	977,063	8,315	0.85
Tax exempt	380,264	2,602	0.68
Leases	412,786	1,222	0.30
Commercial real estate:(1)
Residential construction	44,328	860	1.94
Commercial construction	769,330	8,723	1.13
Land	121,005	3,988	3.30
Office	853,839	5,795	0.68
Industrial	872,761	5,895	0.68
Retail	861,249	8,101	0.94
Multi-family	903,778	9,599	1.06
Mixed use and other	1,866,691	14,319	0.77
Home equity(1)	571,925	9,719	1.70
Residential real estate(1)	823,322	6,073	0.74
Total core loan portfolio	$13,447,552	$121,303	0.90%
Commercial:
Franchise	$852,166	$7,032	0.83%
Mortgage warehouse lines of credit	163,470	1,297	0.79
Community Advantage - homeowner associations	168,656	422	0.25
Aircraft	2,904	42	1.45
Purchased non-covered commercial loans (2)	114,351	612	0.54
Commercial real estate:
Purchased non-covered commercial real estate (2)	340,539	201	0.06
Purchased non-covered home equity (2)	54,622	141	0.26
Purchased non-covered residential real estate (2)	45,782	205	0.45
Premium finance receivables
U.S. commercial insurance loans	2,263,019	5,415	0.24
Canada commercial insurance loans (2)	313,131	491	0.16
Life insurance loans (1)	4,002,726	1,427	0.04
Purchased life insurance loans (2)	187,235	—	—
Consumer and other (1)	103,312	911	0.88
Purchased non-covered consumer and other (2)	2,669	4	0.15
Total consumer, niche and purchased loan portfolio	$8,614,582	$18,200	0.21%
Total loans, net of unearned income, excluding covered loans	$22,062,134	$139,503	0.63%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of June 30, 2018 and March 31, 2018.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

In addition to the $143.4 million of allowance for loan losses, there is $2.9 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30 that is available to absorb credit losses.

The tables below show the aging of the Company’s loan portfolio at June 30, 2018 and March 31, 2018:

		90+ days	60-89	30-59
As of June 30, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$18,388	$882	$3,064	$15,923	$7,250,803	$7,289,060
Commercial real estate (1)	19,195	3,194	4,119	27,682	6,520,894	6,575,084
Home equity	9,096	—	—	3,226	581,178	593,500
Residential real estate (1)	15,825	1,472	3,637	1,534	873,002	895,470
Premium finance receivables - commercial	14,832	5,159	8,848	10,535	2,794,078	2,833,452
Premium finance receivables - life insurance (1)	—	—	26,770	17,211	4,258,307	4,302,288
Consumer and other (1)	563	286	150	310	120,397	121,706
Total loans, net of unearned income	$77,899	$10,993	$46,588	$76,421	$22,398,659	$22,610,560

As of June 30, 2018 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.3%	—%	—%	0.2%	99.5%	100.0%
Commercial real estate (1)	0.3	—	0.1	0.4	99.2	100.0
Home equity	1.5	—	—	0.5	98.0	100.0
Residential real estate (1)	1.8	0.2	0.4	0.2	97.4	100.0
Premium finance receivables - commercial	0.5	0.2	0.3	0.4	98.6	100.0
Premium finance receivables - life insurance (1)	—	—	0.6	0.4	99.0	100.0
Consumer and other (1)	0.5	0.2	0.1	0.3	98.9	100.0
Total loans, net of unearned income	0.3%	—%	0.2%	0.3%	99.2%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of March 31, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$14,007	$856	$771	$54,233	$6,991,004	$7,060,871
Commercial real estate (1)	21,825	3,107	3,563	58,469	6,546,556	6,633,520
Home equity	9,828	—	1,505	4,033	611,181	626,547
Residential real estate (1)	17,214	1,437	229	8,808	841,416	869,104
Premium finance receivables - commercial	17,342	8,547	6,543	17,756	2,525,962	2,576,150
Premium finance receivables - life insurance (1)	—	—	5,125	11,420	4,173,416	4,189,961
Consumer and other (1)	720	269	216	291	104,485	105,981
Total loans, net of unearned income	$80,936	$14,216	$17,952	$155,010	$21,794,020	$22,062,134

As of March 31, 2018 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	—%	0.8%	99.0%	100.0%
Commercial real estate (1)	0.3	—	0.1	0.9	98.7	100.0
Home equity	1.6	—	0.2	0.6	97.6	100.0
Residential real estate (1)	2.0	0.2	—	1.0	96.8	100.0
Premium finance receivables - commercial	0.7	0.3	0.3	0.7	98.0	100.0
Premium finance receivables - life insurance (1)	—	—	0.1	0.3	99.6	100.0
Consumer and other (1)	0.7	0.3	0.2	0.3	98.5	100.0
Total loans, net of unearned income	0.4%	0.1%	0.1%	0.7%	98.7%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of June 30, 2018, $46.6 million of all loans, or 0.2%, were 60 to 89 days past due and $76.4 million, or 0.3%, were 30 to 59 days (or one payment) past due. As of March 31, 2018, $18.0 million of all loans, or 0.1%, were 60 to 89 days past due and $155.0 million, or 0.7%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis. All loans within the life insurance premium financing portfolio shown as 60 to 89 days and 30 to 59 days past due (four and nine credits, respectively) remain fully secured.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at June 30, 2018 that are current with regard to the contractual terms of the loan agreement represent 98.0% of the total home equity portfolio. Residential real estate loans at June 30, 2018 that are current with regards to the contractual terms of the loan agreements comprise 97.4% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2018	2018	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	—	179
Premium finance receivables - commercial	5,159	8,547	5,922
Premium finance receivables - life insurance	—	—	1,046
Consumer and other	224	207	63
Total loans past due greater than 90 days and still accruing	5,383	8,754	7,210
Non-accrual loans(2):
Commercial	18,388	14,007	10,191
Commercial real estate	19,195	21,825	16,980
Home equity	9,096	9,828	9,482
Residential real estate	15,825	17,214	14,292
Premium finance receivables - commercial	14,832	17,342	10,456
Premium finance receivables - life insurance	—	—	—
Consumer and other	563	720	439
Total non-accrual loans	77,899	80,936	61,840
Total non-performing loans:
Commercial	18,388	14,007	10,191
Commercial real estate	19,195	21,825	16,980
Home equity	9,096	9,828	9,482
Residential real estate	15,825	17,214	14,471
Premium finance receivables - commercial	19,991	25,889	16,378
Premium finance receivables - life insurance	—	—	1,046
Consumer and other	787	927	502
Total non-performing loans	$83,282	$89,690	$69,050
Other real estate owned	18,925	18,481	16,853
Other real estate owned - from acquisitions	16,406	18,117	22,508
Other repossessed assets	305	113	532
Total non-performing assets	$118,918	$126,401	$108,943
TDRs performing under the contractual terms of the loan agreement	$57,249	$39,562	$28,008
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.25%	0.20%	0.16%
Commercial real estate	0.29	0.33	0.27
Home equity	1.53	1.57	1.38
Residential real estate	1.77	1.98	1.90
Premium finance receivables - commercial	0.71	1.00	0.62
Premium finance receivables - life insurance	—	—	0.03
Consumer and other	0.65	0.87	0.44
Total loans, net of unearned income	0.37%	0.41%	0.33%
Total non-performing assets as a percentage of total assets	0.40%	0.44%	0.40%
Allowance for loan losses as a percentage of total non-performing loans	172.19%	155.54%	187.68%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $8.1 million, $8.1 million and $5.1 million as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

The ratio of non-performing assets to total assets was 0.40% as of June 30, 2018, compared to 0.44% at March 31, 2018, and 0.40% at June 30, 2017. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $118.9 million at June 30, 2018, compared to $126.4 million at March 31, 2018 and $108.9 million at June 30, 2017. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $83.3 million, or 0.37% of total loans, at June 30, 2018 compared to $89.7 million, or 0.41% of total loans, at March 31, 2018 and $69.1 million, or 0.33% of total loans, at June 30, 2017. OREO, excluding covered OREO, of $35.3 million at June 30, 2018 decreased $1.3 million compared to $36.6 million at March 31, 2018 and decreased $4.0 million compared to $39.4 million at June 30, 2017.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans and non-covered PCI loans, for the periods presented:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Balance at beginning of period	$89,690	$90,162	$78,979	$90,162	$87,454
Additions, net, from non-covered portfolio	10,403	6,608	10,888	17,011	19,497
Return to performing status	(759)	(3,753)	(975)	(4,512)	(2,567)
Payments received	(4,589)	(2,569)	(10,684)	(7,158)	(16,298)
Transfer to OREO and other repossessed assets	(3,528)	(1,981)	(2,543)	(5,509)	(4,204)
Charge-offs	(1,968)	(3,555)	(4,344)	(5,523)	(5,624)
Net change for niche loans (1)	(5,967)	4,778	(2,271)	(1,189)	(9,208)
Balance at end of period	$83,282	$89,690	$69,050	$83,282	$69,050

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	June 30,	March 31,	June 30,
(Dollars in thousands)	2018	2018	2017
Accruing TDRs:
Commercial	$37,560	$19,803	$3,886
Commercial real estate	15,086	16,087	17,349
Residential real estate and other	4,603	3,672	6,773
Total accrual	$57,249	$39,562	$28,008
Non-accrual TDRs: (1)
Commercial	$1,671	$1,741	$1,110
Commercial real estate	1,362	1,304	1,839
Residential real estate and other	5,028	5,069	2,134
Total non-accrual	$8,061	$8,114	$5,083
Total TDRs:
Commercial	$39,231	$21,544	$4,996
Commercial real estate	16,448	17,391	19,188
Residential real estate and other	9,631	8,741	8,907
Total TDRs	$65,310	$47,676	$33,091
Weighted-average contractual interest rate of TDRs	5.46%	4.84%	4.28%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of June 30, 2018, March 31, 2018 and June 30, 2017, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2018	2018	2017
Balance at beginning of period	$36,598	$40,646	$39,864
Disposals/resolved	(4,557)	(3,679)	(4,270)
Transfers in at fair value, less costs to sell	4,801	1,789	3,965
Fair value adjustments	(1,511)	(2,158)	(198)
Balance at end of period	$35,331	$36,598	$39,361

	Period End
	June 30,	March 31,	June 30,
Balance by Property Type	2018	2018	2017
Residential real estate	$5,155	$6,407	$7,684
Residential real estate development	2,205	2,229	755
Commercial real estate	27,971	27,962	30,922
Total	$35,331	$36,598	$39,361

Items Impacting Comparative Financial Results:

Acquisitions

On January 4, 2018, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of Veterans First, in a business combination. The Company also acquired mortgage servicing rights assets from Veterans First on approximately 10,000 loans, totaling an estimated $1.6 billion in unpaid principal balance. Veterans First is a consumer direct lender with three offices, operating two in Salt Lake City and one in San Diego, and originated in excess of $800 million in loans in 2017.

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the FDIC that terminated all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company recorded a pre-tax gain of approximately $0.4 million in the fourth quarter of 2017 to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings did not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of previously scheduled amortization will not occur.

The termination of the FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. Subsequent to this transaction, the Company is solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Rolling Meadows, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Monroe, Pewaukee, Racine, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions;

•	harm to the Company’s reputation;

•	any negative perception of the Company’s financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•	failure or breaches of our security systems or infrastructure, or those of third parties;

•	security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;

•	adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;

•	changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	uncertainty about the future of LIBOR;

•	a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;

•	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet as a result of the end of its program of quantitative easing or otherwise;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 10:00 a.m. (Central Time) on Wednesday, July 18, 2018 regarding second quarter and year-to-date 2018 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #2188524. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at http://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter and year-to-date 2018 earnings press release will be available on the home page of the Company’s website at http://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Selected Financial Condition Data (at end of period):
Total assets	$29,464,588	$28,456,772	$27,915,970	$27,358,162	$26,929,265
Total loans, excluding covered loans	22,610,560	22,062,134	21,640,797	20,912,781	20,743,332
Total deposits	24,365,479	23,279,327	23,183,347	22,895,063	22,605,692
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	3,106,871	3,031,250	2,976,939	2,908,925	2,839,458
Selected Statements of Income Data:
Net interest income	238,170	225,082	219,099	215,988	204,409
Net revenue (1)	333,403	310,761	300,137	295,719	294,381
Net income	89,580	81,981	68,781	65,626	64,897
Net income per common share – Basic	$1.55	$1.42	$1.19	$1.14	$1.15
Net income per common share – Diluted	$1.53	$1.40	$1.17	$1.12	$1.11
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.61%	3.54%	3.45%	3.43%	3.41%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.56%	3.49%	3.46%	3.43%
Non-interest income to average assets	1.34%	1.25%	1.18%	1.17%	1.39%
Non-interest expense to average assets	2.90%	2.83%	2.87%	2.70%	2.83%
Net overhead ratio (3)	1.57%	1.58%	1.69%	1.53%	1.44%
Return on average assets	1.26%	1.20%	1.00%	0.96%	1.00%
Return on average common equity	11.94%	11.29%	9.39%	9.15%	9.55%
Return on average tangible common equity (non-GAAP) (2)	14.72%	14.02%	11.65%	11.39%	12.02%
Average total assets	$28,567,579	$27,809,597	$27,179,484	$27,012,295	$26,050,949
Average total shareholders’ equity	3,064,154	2,995,592	2,942,999	2,882,682	2,800,905
Average loans to average deposits ratio (excluding covered loans)	95.5%	95.2%	92.3%	91.8%	94.1%
Period-end loans to deposits ratio (excluding covered loans)	92.8	94.8	93.3	91.3	91.8
Common Share Data at end of period:
Market price per common share	$87.05	$86.05	$82.37	$78.31	$76.44
Book value per common share (2)	$52.94	$51.66	$50.96	$49.86	$48.73
Tangible common book value per share (2)	$43.50	$42.17	$41.68	$40.53	$39.40
Common shares outstanding	56,329,276	56,256,498	55,965,207	55,838,063	55,699,927
Other Data at end of period:(6)
Leverage Ratio(4)	9.4%	9.3%	9.3%	9.2%	9.2%
Tier 1 Capital to risk-weighted assets (4)	10.0%	10.0%	9.9%	10.0%	9.8%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.5%	9.4%	9.5%	9.3%
Total capital to risk-weighted assets (4)	12.0%	12.0%	12.0%	12.2%	12.0%
Allowance for credit losses (5)	$144,645	$140,746	$139,174	$134,395	$131,296
Non-performing loans	83,282	89,690	90,162	77,983	69,050
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.64%	0.64%	0.63%
Non-performing loans to total loans	0.37%	0.41%	0.42%	0.37%	0.33%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	162	157	157	156	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017
Assets
Cash and due from banks	$304,580	$231,407	$277,534	$251,896	$296,105
Federal funds sold and securities purchased under resale agreements	62	57	57	56	56
Interest bearing deposits with banks	1,221,407	980,380	1,063,242	1,218,728	1,011,635
Available-for-sale securities, at fair value	1,940,787	1,895,688	1,803,666	1,665,903	1,649,636
Held-to-maturity securities, at amortized cost	890,834	892,937	826,449	819,340	793,376
Trading account securities	862	1,682	995	643	1,987
Equity securities with readily determinable fair value	37,839	37,832	—	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	96,699	104,956	89,989	87,192	80,812
Brokerage customer receivables	16,649	24,531	26,431	23,631	23,281
Mortgage loans held-for-sale	455,712	411,505	313,592	370,282	382,837
Loans, net of unearned income, excluding covered loans	22,610,560	22,062,134	21,640,797	20,912,781	20,743,332
Covered loans	—	—	—	46,601	50,119
Total loans	22,610,560	22,062,134	21,640,797	20,959,382	20,793,451
Allowance for loan losses	(143,402)	(139,503)	(137,905)	(133,119)	(129,591)
Allowance for covered loan losses	—	—	—	(758)	(1,074)
Net loans	22,467,158	21,922,631	21,502,892	20,825,505	20,662,786
Premises and equipment, net	639,345	626,687	621,895	609,978	605,211
Lease investments, net	194,160	190,775	212,335	193,828	191,248
Accrued interest receivable and other assets	666,673	601,794	567,374	580,612	577,359
Trade date securities receivable	450	—	90,014	189,896	133,130
Goodwill	509,957	511,497	501,884	502,021	500,260
Other intangible assets	21,414	22,413	17,621	18,651	19,546
Total assets	$29,464,588	$28,456,772	$27,915,970	$27,358,162	$26,929,265
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,520,724	$6,612,319	$6,792,497	$6,502,409	$6,294,052
Interest bearing	17,844,755	16,667,008	16,390,850	16,392,654	16,311,640
Total deposits	24,365,479	23,279,327	23,183,347	22,895,063	22,605,692
Federal Home Loan Bank advances	667,000	915,000	559,663	468,962	318,270
Other borrowings	255,701	247,092	266,123	251,680	277,710
Subordinated notes	139,148	139,111	139,088	139,052	139,029
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	—	880	5,151
Accrued interest payable and other liabilities	676,823	591,426	537,244	440,034	490,389
Total liabilities	26,357,717	25,425,522	24,939,031	24,449,237	24,089,807
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000	125,000	125,000
Common stock	56,437	56,364	56,068	55,940	55,802
Surplus	1,547,511	1,540,673	1,529,035	1,519,596	1,511,080
Treasury stock	(5,355)	(5,355)	(4,986)	(4,884)	(4,884)
Retained earnings	1,464,494	1,387,663	1,313,657	1,254,759	1,198,997
Accumulated other comprehensive loss	(81,216)	(73,095)	(41,835)	(41,486)	(46,537)
Total shareholders’ equity	3,106,871	3,031,250	2,976,939	2,908,925	2,839,458
Total liabilities and shareholders’ equity	$29,464,588	$28,456,772	$27,915,970	$27,358,162	$26,929,265

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2018	2018	2017	2017	2017
Interest income
Interest and fees on loans	255,063	234,994	226,447	223,897	209,289
Mortgage loans held-for-sale	4,226	2,818	3,291	3,223	3,420
Interest bearing deposits with banks	3,243	2,796	2,723	3,272	1,634
Federal funds sold and securities purchased under resale agreements	1	—	—	—	1
Investment securities	19,888	19,128	18,160	16,058	15,524
Trading account securities	4	14	2	8	4
Federal Home Loan Bank and Federal Reserve Bank stock	1,455	1,298	1,067	1,080	1,153
Brokerage customer receivables	167	157	150	150	156
Total interest income	284,047	261,205	251,840	247,688	231,181
Interest expense
Interest on deposits	35,293	26,549	24,930	23,655	18,471
Interest on Federal Home Loan Bank advances	4,263	3,639	2,124	2,151	2,933
Interest on other borrowings	1,698	1,699	1,600	1,482	1,149
Interest on subordinated notes	1,787	1,773	1,786	1,772	1,786
Interest on junior subordinated debentures	2,836	2,463	2,301	2,640	2,433
Total interest expense	45,877	36,123	32,741	31,700	26,772
Net interest income	238,170	225,082	219,099	215,988	204,409
Provision for credit losses	5,043	8,346	7,772	7,896	8,891
Net interest income after provision for credit losses	233,127	216,736	211,327	208,092	195,518
Non-interest income
Wealth management	22,617	22,986	21,910	19,803	19,905
Mortgage banking	39,834	30,960	27,411	28,184	35,939
Service charges on deposit accounts	9,151	8,857	8,907	8,645	8,696
Gains (losses) on investment securities, net	12	(351)	14	39	47
Fees from covered call options	669	1,597	1,610	1,143	890
Trading gains (losses), net	124	103	24	(129)	(420)
Operating lease income, net	8,746	9,691	8,598	8,461	6,805
Other	14,080	11,836	12,564	13,585	18,110
Total non-interest income	95,233	85,679	81,038	79,731	89,972
Non-interest expense
Salaries and employee benefits	121,675	112,436	118,009	106,251	106,502
Equipment	10,527	10,072	9,500	9,947	9,909
Operating lease equipment depreciation	6,940	6,533	7,015	6,794	5,662
Occupancy, net	13,663	13,767	14,154	13,079	12,586
Data processing	8,752	8,493	7,915	7,851	7,804
Advertising and marketing	11,782	8,824	7,382	9,572	8,726
Professional fees	6,484	6,649	8,879	6,786	7,510
Amortization of other intangible assets	997	1,004	1,028	1,068	1,141
FDIC insurance	4,598	4,362	4,324	3,877	3,874
OREO expense, net	980	2,926	599	590	739
Other	20,371	19,283	17,775	17,760	19,091
Total non-interest expense	206,769	194,349	196,580	183,575	183,544
Income before taxes	121,591	108,066	95,785	104,248	101,946
Income tax expense	32,011	26,085	27,004	38,622	37,049
Net income	$89,580	$81,981	$68,781	$65,626	$64,897
Preferred stock dividends	2,050	2,050	2,050	2,050	2,050
Net income applicable to common shares	$87,530	$79,931	$66,731	$63,576	$62,847
Net income per common share - Basic	$1.55	$1.42	$1.19	$1.14	$1.15
Net income per common share - Diluted	$1.53	$1.40	$1.17	$1.12	$1.11
Cash dividends declared per common share	$0.19	$0.19	$0.14	$0.14	$0.14
Weighted average common shares outstanding	56,299	56,137	55,924	55,796	54,775
Dilutive potential common shares	928	888	1,010	966	1,812
Average common shares and dilutive common shares	57,227	57,025	56,934	56,762	56,587

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Balance:
Commercial	$7,289,060	$7,060,871	$6,787,677	$6,456,034	$6,406,289
Commercial real estate	6,575,084	6,633,520	6,580,618	6,400,781	6,402,494
Home equity	593,500	626,547	663,045	672,969	689,483
Residential real estate	895,470	869,104	832,120	789,499	762,810
Premium finance receivables - commercial	2,833,452	2,576,150	2,634,565	2,664,912	2,648,386
Premium finance receivables - life insurance	4,302,288	4,189,961	4,035,059	3,795,474	3,719,043
Consumer and other	121,706	105,981	107,713	133,112	114,827
Total loans, net of unearned income, excluding covered loans	$22,610,560	$22,062,134	$21,640,797	$20,912,781	$20,743,332
Covered loans	—	—	—	46,601	50,119
Total loans, net of unearned income	$22,610,560	$22,062,134	$21,640,797	$20,959,382	$20,793,451
Mix:
Commercial	32%	32%	31%	31%	31%
Commercial real estate	29	30	30	31	31
Home equity	3	3	3	3	3
Residential real estate	4	4	4	3	3
Premium finance receivables - commercial	12	12	12	13	13
Premium finance receivables - life insurance	19	19	19	18	18
Consumer and other	1	—	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	100%
Covered loans	—	—	—	—	—
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Balance:
Non-interest bearing	$6,520,724	$6,612,319	$6,792,497	$6,502,409	$6,294,052
NOW and interest bearing demand deposits	2,452,474	2,315,122	2,315,055	2,273,025	2,459,238
Wealth management deposits (1)	2,523,572	2,495,134	2,323,699	2,171,758	2,464,162
Money market	5,205,678	4,617,122	4,515,353	4,607,995	4,449,385
Savings	2,763,062	2,901,504	2,829,373	2,673,201	2,419,463
Time certificates of deposit	4,899,969	4,338,126	4,407,370	4,666,675	4,519,392
Total deposits	$24,365,479	$23,279,327	$23,183,347	$22,895,063	$22,605,692
Mix:
Non-interest bearing	27%	28%	29%	28%	28%
NOW and interest bearing demand deposits	10	10	10	10	11
Wealth management deposits (1)	11	11	10	10	11
Money market	21	20	20	20	19
Savings	11	12	12	12	11
Time certificates of deposit	20	19	19	20	20
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Net interest income - FTE	$239,549	$226,286	$221,226	$217,947	$206,108
Call option income	669	1,597	1,610	1,143	890
Net interest income including call option income	$240,218	$227,883	$222,836	$219,090	$206,998
Yield on earning assets	4.32%	4.13%	4.00%	3.96%	3.88%
Rate on interest-bearing liabilities	1.00	0.83	0.75	0.73	0.63
Rate spread	3.32%	3.30%	3.25%	3.23%	3.25%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.04)	(0.03)	(0.02)
Net free funds contribution	0.31	0.26	0.24	0.23	0.18
Net interest margin (GAAP-derived)	3.61%	3.54%	3.45%	3.43%	3.41%
Fully tax-equivalent adjustment	0.02	0.02	0.04	0.03	0.02
Net interest margin - FTE	3.63%	3.56%	3.49%	3.46%	3.43%
Call option income	0.01	0.03	0.03	0.02	0.01
Net interest margin - FTE, including call option income	3.64%	3.59%	3.52%	3.48%	3.44%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Six Months Ended June 30,	Years Ended December 31,
(Dollars in thousands)	2018	2017	2016	2015	2014
Net interest income - FTE	$465,835	$839,563	$728,145	$646,238	$601,744
Call option income	2,266	4,402	11,470	15,364	7,859
Net interest income including call option income	$468,101	$843,965	$739,615	$661,602	$609,603
Yield on earning assets	4.23%	3.91%	3.67%	3.76%	3.96%
Rate on interest-bearing liabilities	0.91	0.67	0.57	0.54	0.55
Rate spread	3.32%	3.24%	3.10%	3.22%	3.41%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.02)	(0.02)
Net free funds contribution	0.28	0.20	0.16	0.14	0.12
Net interest margin (GAAP-derived)	3.58%	3.41%	3.24%	3.34%	3.51%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.02	0.02
Net interest margin - FTE	3.60%	3.44%	3.26%	3.36%	3.53%
Call option income	0.02	0.02	0.05	0.08	0.05
Net interest margin - FTE, including call option income	3.62%	3.46%	3.31%	3.44%	3.58%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017
Interest-bearing deposits with banks and cash equivalents	$759,425	$749,973	$914,319	$1,003,572	$722,349
Investment securities	2,890,828	2,892,617	2,736,253	2,652,119	2,572,619
FHLB and FRB stock	115,119	105,414	82,092	81,928	99,438
Liquidity management assets	$3,765,372	$3,748,004	$3,732,664	$3,737,619	$3,394,406
Other earning assets	21,244	27,571	26,955	25,844	25,749
Mortgage loans held-for-sale	403,967	281,181	335,385	336,604	334,843
Loans, net of unearned income	22,283,541	21,711,342	21,080,984	20,858,618	20,264,875
Covered loans	—	—	6,025	48,415	51,823
Total earning assets	$26,474,124	$25,768,098	$25,182,013	$25,007,100	$24,071,696
Allowance for loan and covered loan losses	(147,192)	(143,108)	(138,584)	(135,519)	(132,053)
Cash and due from banks	270,240	254,489	244,097	242,186	242,495
Other assets	1,970,407	1,930,118	1,891,958	1,898,528	1,868,811
Total assets	$28,567,579	$27,809,597	$27,179,484	$27,012,295	$26,050,949
NOW and interest bearing demand deposits	$2,295,268	$2,255,692	$2,284,576	$2,344,848	$2,470,130
Wealth management deposits	2,365,191	2,250,139	2,005,197	2,320,674	2,091,251
Money market accounts	4,883,645	4,520,620	4,611,515	4,471,342	4,435,670
Savings accounts	2,702,665	2,813,772	2,741,621	2,581,946	2,329,195
Time deposits	4,557,187	4,322,111	4,581,464	4,573,081	4,295,428
Interest-bearing deposits	$16,803,956	$16,162,334	$16,224,373	$16,291,891	$15,621,674
Federal Home Loan Bank advances	1,006,407	872,811	324,748	324,996	689,600
Other borrowings	240,066	263,125	255,972	268,850	240,547
Subordinated notes	139,125	139,094	139,065	139,035	139,007
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$18,443,120	$17,690,930	$17,197,724	$17,278,338	$16,944,394
Non-interest bearing deposits	6,539,731	6,639,845	6,605,553	6,419,326	5,904,679
Other liabilities	520,574	483,230	433,208	431,949	400,971
Equity	3,064,154	2,995,592	2,942,999	2,882,682	2,800,905
Total liabilities and shareholders’ equity	$28,567,579	$27,809,597	$27,179,484	$27,012,295	$26,050,949
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	1.71%	1.51%	1.18%	1.29%	0.91%
Investment securities	2.84	2.76	2.78	2.54	2.55
FHLB and FRB stock	5.07	4.99	5.15	5.23	4.66
Liquidity management assets	2.68%	2.57%	2.44%	2.26%	2.27%
Other earning assets	3.24	2.56	2.27	2.49	2.53
Mortgage loans held-for-sale	4.20	4.06	3.89	3.80	4.10
Loans, net of unearned income	4.61	4.40	4.28	4.27	4.15
Covered loans	—	—	5.66	4.91	5.01
Total earning assets	4.32%	4.13%	4.00%	3.96%	3.88%
Rate paid on:
NOW and interest bearing demand deposits	0.33%	0.25%	0.24%	0.22%	0.20%
Wealth management deposits	1.19	0.98	0.80	0.81	0.55
Money market accounts	0.67	0.42	0.36	0.31	0.24
Savings accounts	0.40	0.39	0.39	0.33	0.26
Time deposits	1.37	1.16	1.09	1.04	0.95
Interest-bearing deposits	0.84%	0.67%	0.61%	0.58%	0.47%
Federal Home Loan Bank advances	1.70	1.69	2.59	2.63	1.71
Other borrowings	2.84	2.62	2.48	2.19	1.92
Subordinated notes	5.14	5.10	5.14	5.10	5.14
Junior subordinated debentures	4.42	3.89	3.55	4.07	3.80
Total interest-bearing liabilities	1.00%	0.83%	0.75%	0.73%	0.63%
Interest rate spread	3.32%	3.30%	3.25%	3.23%	3.25%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.04)	(0.03)	(0.02)
Net free funds/contribution	0.31	0.26	0.24	0.23	0.18
Net interest margin (GAAP)	3.61%	3.54%	3.45%	3.43%	3.41%
Fully tax-equivalent adjustment	0.02	0.02	0.04	0.03	0.02
Net interest margin - FTE	3.63%	3.56%	3.49%	3.46%	3.43%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017
Brokerage	$5,784	$6,031	$6,067	$5,127	$5,449
Trust and asset management	16,833	16,955	15,843	14,676	14,456
Total wealth management	22,617	22,986	21,910	19,803	19,905
Mortgage banking	39,834	30,960	27,411	28,184	35,939
Service charges on deposit accounts	9,151	8,857	8,907	8,645	8,696
Gains (losses) on investment securities, net	12	(351)	14	39	47
Fees from covered call options	669	1,597	1,610	1,143	890
Trading gains (losses), net	124	103	24	(129)	(420)
Operating lease income, net	8,746	9,691	8,598	8,461	6,805
Other:
Interest rate swap fees	3,829	2,237	1,963	1,762	2,221
BOLI	1,544	714	754	897	888
Administrative services	1,205	1,061	1,103	1,052	986
Early pay-offs of capital leases	554	33	7	—	10
Miscellaneous	6,948	7,791	8,737	9,874	14,005
Total other income	14,080	11,836	12,564	13,585	18,110
Total Non-Interest Income	$95,233	$85,679	$81,038	$79,731	$89,972
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017
Salaries and employee benefits:
Salaries	$66,976	$61,986	$58,239	$57,689	$55,215
Commissions and incentive compensation	35,907	31,949	40,723	32,095	34,050
Benefits	18,792	18,501	19,047	16,467	17,237
Total salaries and employee benefits	121,675	112,436	118,009	106,251	106,502
Equipment	10,527	10,072	9,500	9,947	9,909
Operating lease equipment depreciation	6,940	6,533	7,015	6,794	5,662
Occupancy, net	13,663	13,767	14,154	13,079	12,586
Data processing	8,752	8,493	7,915	7,851	7,804
Advertising and marketing	11,782	8,824	7,382	9,572	8,726
Professional fees	6,484	6,649	8,879	6,786	7,510
Amortization of other intangible assets	997	1,004	1,028	1,068	1,141
FDIC insurance	4,598	4,362	4,324	3,877	3,874
OREO expense, net	980	2,926	599	590	739
Other:
Commissions - 3rd party brokers	1,174	1,252	1,057	990	1,033
Postage	2,567	1,866	1,427	1,814	2,080
Miscellaneous	16,630	16,165	15,291	14,956	15,978
Total other expense	20,371	19,283	17,775	17,760	19,091
Total Non-Interest Expense	$206,769	$194,349	$196,580	$183,575	$183,544

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Allowance for loan losses at beginning of period	$139,503	$137,905	$133,119	$129,591	$125,819
Provision for credit losses	5,043	8,346	7,772	7,942	8,952
Other adjustments (1)	(44)	(40)	698	(39)	(30)
Reclassification (to) from allowance for unfunded lending-related commitments	—	26	7	94	106
Charge-offs:
Commercial	2,210	2,687	1,340	2,265	913
Commercial real estate	155	813	1,001	989	1,985
Home equity	612	357	728	968	1,631
Residential real estate	180	571	542	267	146
Premium finance receivables - commercial	3,254	4,721	2,314	1,716	1,878
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	459	129	207	213	175
Total charge-offs	6,870	9,278	6,132	6,418	6,728
Recoveries:
Commercial	666	262	235	801	561
Commercial real estate	2,387	1,687	1,037	323	276
Home equity	171	123	359	178	144
Residential real estate	1,522	40	165	55	54
Premium finance receivables - commercial	975	385	613	499	404
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	49	47	32	93	33
Total recoveries	5,770	2,544	2,441	1,949	1,472
Net charge-offs	(1,100)	(6,734)	(3,691)	(4,469)	(5,256)
Allowance for loan losses at period end	$143,402	$139,503	$137,905	$133,119	$129,591
Allowance for unfunded lending-related commitments at period end	1,243	1,243	1,269	1,276	1,705
Allowance for credit losses at period end	$144,645	$140,746	$139,174	$134,395	$131,296
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.14%	0.07%	0.09%	0.02%
Commercial real estate	(0.14)	(0.05)	0.00	0.04	0.11
Home equity	0.29	0.15	0.22	0.46	0.85
Residential real estate	(0.64)	0.26	0.18	0.11	0.05
Premium finance receivables - commercial	0.34	0.68	0.26	0.18	0.23
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	1.21	0.26	0.52	0.37	0.45
Total loans, net of unearned income, excluding covered loans	0.02%	0.13%	0.07%	0.08%	0.10%
Net charge-offs as a percentage of the provision for credit losses	21.81%	80.69%	47.49%	56.27%	58.71%
Loans at period-end	$22,610,560	$22,062,134	$21,640,797	$20,912,781	$20,743,332
Allowance for loan losses as a percentage of loans at period end	0.63%	0.63%	0.64%	0.64%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.64%	0.64%	0.63%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017 (3)	2017	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	3,278	—	179
Premium finance receivables - commercial	5,159	8,547	9,242	9,584	5,922
Premium finance receivables - life insurance	—	—	—	6,740	1,046
Consumer and other	224	207	40	159	63
Total loans past due greater than 90 days and still accruing	5,383	8,754	12,560	16,483	7,210
Non-accrual loans(2):
Commercial	18,388	14,007	15,696	13,931	10,191
Commercial real estate	19,195	21,825	22,048	14,878	16,980
Home equity	9,096	9,828	8,978	7,581	9,482
Residential real estate	15,825	17,214	17,977	14,743	14,292
Premium finance receivables - commercial	14,832	17,342	12,163	9,827	10,456
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	563	720	740	540	439
Total non-accrual loans	77,899	80,936	77,602	61,500	61,840
Total non-performing loans:
Commercial	18,388	14,007	15,696	13,931	10,191
Commercial real estate	19,195	21,825	22,048	14,878	16,980
Home equity	9,096	9,828	8,978	7,581	9,482
Residential real estate	15,825	17,214	21,255	14,743	14,471
Premium finance receivables - commercial	19,991	25,889	21,405	19,411	16,378
Premium finance receivables - life insurance	—	—	—	6,740	1,046
Consumer and other	787	927	780	699	502
Total non-performing loans	$83,282	$89,690	$90,162	$77,983	$69,050
Other real estate owned	18,925	18,481	20,244	17,312	16,853
Other real estate owned - from acquisitions	16,406	18,117	20,402	20,066	22,508
Other repossessed assets	305	113	153	301	532
Total non-performing assets	$118,918	$126,401	$130,961	$115,662	$108,943
TDRs performing under the contractual terms of the loan agreement	$57,249	$39,562	$39,683	$26,972	$28,008
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.25%	0.20%	0.23%	0.22%	0.16%
Commercial real estate	0.29	0.33	0.34	0.23	0.27
Home equity	1.53	1.57	1.35	1.13	1.38
Residential real estate	1.77	1.98	2.55	1.87	1.90
Premium finance receivables - commercial	0.71	1.00	0.81	0.73	0.62
Premium finance receivables - life insurance	—	—	—	0.18	0.03
Consumer and other	0.65	0.87	0.72	0.53	0.44
Total loans, net of unearned income	0.37%	0.41%	0.42%	0.37%	0.33%
Total non-performing assets as a percentage of total assets	0.40%	0.44%	0.47%	0.42%	0.40%
Allowance for loan losses as a percentage of total non-performing loans	172.19%	155.54%	152.95%	170.70%	187.68%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $8.1 million, $8.1 million, $10.1 million, $6.2 million and $5.1 million as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.